CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 16, 1999 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 2 to TANAKA Funds, Inc. Registration Statement on Form N-1A (file No. 33-47207), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.

___/s/______________________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

January 27, 2000